CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Robert J. Brault, Chief Financial Officer of Smith Barney Income Funds – Smith Barney Total Return Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Income Funds –	Smith Barney Income Funds –
Smith Barney Total Return Bond Fund	Smith Barney Total Return Bond Fund

/s/ R. Jay Gerken ————————————————	/s/ Robert J. Brault —————————————————
R. Jay Gerken	Robert J. Brault
Date: October 8, 2004	Date: October 8, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.